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                                                                   Exhibit 23(i)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Capital Accumulation Plan of Patterson Dental Company of our reports dated June 1, 1995, with respect to the consolidated financial statements of Patterson Dental Company incorporated by reference in its Annual Report (Form 10-K) for the year ended April 29, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                             Ernst & Young LLP

Minneapolis, Minnesota
May 8, 1996


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